As filed with the Securities and Exchange Commission on January 10, 1997
                                                 Registration Statement No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                          Beacon Properties Corporation
             (Exact name of Registrant as Specified in Its Charter)

             Maryland                             04 3224258
     (State of Incorporation)           (I.R.S. Employer Identification No.)

          50 Rowes Wharf                            02110
            Boston, MA                            (Zip Code)
(Address of principal executive offices)

                          BEACON PROPERTIES CORPORATION
                      1996 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                      ------------------------------------


                                ALAN M. LEVENTHAL
                                    President
                          BEACON PROPERTIES CORPORATION
                                 50 Rowes Wharf
                                Boston, MA 02110
                                 (617) 330-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------

                                 With copies to:
                             Gilbert G. Menna, P.C.
                            Kathryn I. Murtagh, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Securities Being         Amount to be      Proposed Maximum Offering       Proposed Maximum            Amount of
         Registered               Registered (1)          Price Per Share        Aggregate Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock . . . . . . . .      574,500 shares             $29.63                    $17,022,435             $5,158.31
                                    5,000                    $32.25                       $161,250                $48.86
                                    2,000                    $31.00                        $62,000                $18.79
                                    2,000                    $31.50                        $63,000                $19.09
                                  166,500                    $35.06 (2)                 $5,837,490             $1,768.94
                                  -------                                                                      ---------
Total . . . . . . . . . . .       750,000                                                                      $7,013.99
====================================================================================================================================


(1) Plus such additional number of shares as may be required pursuant to the 1996 Non-Qualified Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of Beacon Properties Corporation Common Stock, par value $.01 per share, on January 8, 1997 utilizing the average of the high and low sale prices reported on the New York Stock Exchange for that date.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

         Beacon Properties Corporation (the "Company") hereby incorporates by reference the documents listed in (a), (b) and (c) below, which have previously been filed with the Securities and Exchange Commission (the "Commission").

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Reports on From 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996, filed with the Commission pursuant to the Exchange Act;

         (c) The Company's Current Reports on Form 8-K dated January 5, 1996, February 20, 1996, July 23, 1996, October 18, 1996,
                  December 18, 1996 and January 6, 1997 each filed with the Commission pursuant to the Exchange Act, including all amendments thereto.

         (d) The description of the Company's Common Stock contained in its registration statement on Form 8-A, filed with the Commission pursuant to the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, a limited liability partnership including professional corporations, as corporate, securities and tax counsel to the Company. Gilbert G. Menna, whose professional corporation is a partner of Goodwin, Procter & Hoar LLP, is an assistant secretary of the Company and owns 1,000 shares of the Company's Common Stock.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company's Articles of Incorporation, as amended, limit the liability of the Company's Directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of Directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the Director or officer actually received an improper benefit or profit, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the Director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

         The Company's Bylaws, as amended, require the Company to indemnify its Directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its Directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

         Pursuant to the authority granted in the Company's Articles of Incorporation and Bylaws, the Company has also entered into indemnification agreements with the Directors and executive officers which provide for indemnification to the fullest extent permitted by Maryland law.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibit
-------

     4.1*    Articles of Incorporation.
     4.2**   Bylaws.
     4.3     Beacon Properties Corporation 1996 Non-Qualified Stock Option Plan.
     5.1     Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered.
    23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
    23.2     Consent of Coopers & Lybrand L.L.P.
    24.1     Powers of Attorney (contained on the signature page of this registration statement).

----------------------------------

* Previously filed as an exhibit to Registrant's June 30, 1994 Form 10-Q and incorporated herein by reference.
** Previously filed as an exhibit to Registrant's Registration Statement on Form S-11 (File No. 33-76316) filed with the SEC on May 10, 1994 and incorporated herein by reference.

Item 9.  Undertakings.
         ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered will not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to the Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 10th day of January, 1997.


                                     BEACON PROPERTIES CORPORATION


                                     By:  /s/ Alan M. Leventhal
                                          --------------------------------------
                                          Alan M. Leventhal
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and Directors of Beacon Properties Corporation, hereby severally constitute Alan M. Leventhal and Lionel P. Fortin, and each of them singly, as our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Beacon Properties Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                        Capacity                                     Date
         ---------                        --------                                     ----
/s/ Alan M. Leventhal                     President, Chief Executive              January 10, 1997
---------------------------------         Officer and Director
Alan M. Leventhal                         (Principal Executive
                                          Officer)


/s/ Edwin N. Sidman                       Chairman of the Board                   January 10, 1997
---------------------------------         of Directors
Edwin N. Sidman


/s/ Lionel P. Fortin                      Executive Vice President,               January 10, 1997
---------------------------------         Chief Operating Officer and
Lionel P. Fortin                          Director


/s/ Robert J. Perriello                   Senior Vice President and               January 10, 1997
---------------------------------         Chief Financial Officer
Robert J. Perriello                       (Principal Financial Officer
                                          and Principal Accounting Officer)


/s/ Norman B. Leventhal                   Director                                January 10, 1997
---------------------------------
Norman B. Leventhal



                                       5

/s/ Dale F. Frey                          Director                                January 10, 1997
---------------------------------
Dale F. Frey


/s/ Graham O. Harrison                    Director                                January 10, 1997
---------------------------------
Graham O. Harrison


/s/ William F. McCall, Jr.                Director                                January 10, 1997
---------------------------------
William F. McCall, Jr.


---------------------------------
Steven Shulman                            Director



----------------------------------        Director
Scott M. Sperling


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.                    Description
----------                     -----------

   4.1*     Articles of Incorporation.
   4.2**    Bylaws, as amended
   4.3      Beacon Properties Corporation 1996 Non-Qualified Stock Option Plan.
   5.1      Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the securities being registered.
  23.1      Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
  23.2      Consent of Coopers & Lybrand L.L.P.
  24.1      Powers of Attorney (contained on the signature page of this registration statement).

------------------
* Previously filed as an exhibit to Registrant's June 30, 1994 Form 10-Q and incorporated herein by reference.

** Previously filed as an exhibit to Registrant's Registration Statement on Form S-3 (File No. 333-17237) filed with the SEC on December 4, 1996 and incorporated herein by reference.